UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2010

NATIONAL SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On September 9, 2010, National Semiconductor Corporation, a Delaware corporation (the “Company”), issued a news release announcing earnings for the quarter ended August 29, 2010.  The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Operations, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP.  The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.            Description of Exhibit

99.1	News Release dated September 9, 2010 issued by National Semiconductor Corporation* (Earnings)

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

This report contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained therein, the matters set forth in this report, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.  Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the timing of certain activities and the costs to be incurred in conducting certain activities.  Other risk factors are included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 30, 2010 under the captions “Outlook,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: September 9, 2010	//S// Jamie E. Samath
Jamie E. Samath Vice President and Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit  99.1

Media Contact:                                                                Financial:
LuAnn Jenkins                                                                Mark Veeh
(408) 721-2440                                                                  (408) 721-5007
luann.jenkins@nsc.com                                                 invest.group@nsc.com

National Semiconductor Reports Results for First Quarter Fiscal 2011

•	Q1 sales of $412 million increased 3% from Q4 of fiscal 2010 and 31% from last year’s Q1
•	GAAP earnings per share of 36 cents was up from 33 cents in Q4 and 13 cents in Q1 of fiscal 2010
•	Gross margin of 70.9% increased from 68.8% in Q4 and 61.1% in Q1 of fiscal 2010
•	Sales outlook for Q2 of fiscal 2011 expected to be $390 million to $415 million (flat to down 5 percent)

SANTA CLARA, Calif. – Sept. 9, 2010 -- National Semiconductor Corp. (NYSE:NSM) today reported sales of $412.0 million and net income of $88.8 million, or 36 cents per diluted share, for the first quarter of fiscal 2011, which ended Aug. 29, 2010.

National’s first quarter sales were 3 percent higher sequentially from the $398.5 million in sales reported in the fourth quarter of fiscal 2010, and 31 percent higher than the $314.4 million reported in the first quarter of fiscal 2010.  First quarter fiscal 2011 sales increased sequentially due primarily to demand from wireless handset and industrial markets, the two largest markets served by National.

First quarter net income of $88.8 million, or 36 cents per diluted share, was an increase from the $79.2 million, or 33 cents per diluted share, in the fourth quarter of fiscal 2010.  National reported net income of $29.8 million, or 13 cents per diluted share, in the first quarter of fiscal 2010.

First quarter gross margin of 70.9 percent set a new record for the company, driven by improved manufacturing cost efficiencies from higher capacity utilization and benefits from manufacturing consolidation completed in the fourth quarter of fiscal 2010. National reported gross margin of 68.8 percent in the fourth quarter of fiscal 2010 and 61.1 percent in the first quarter of fiscal 2010.

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“Our business model is working well with another quarter of revenue growth, 70 percent gross margins and over 36 percent operating margins,” said Don Macleod, National’s chairman and chief executive officer.  “However, in the near term, slower growth in our end markets and distribution channel, along with some likely inventory reduction, will mute the seasonal growth that we would normally see in our business during this time of the year.”

Bookings for Q1, Fiscal 2011
In the first quarter of fiscal 2011, National’s total company bookings decreased 10 percent sequentially, primarily from the company’s distribution channel.  However, order rates improved slightly in the quarter for analog and power management products for the personal mobile device and communications infrastructure markets.

Notable Items in Q1
First quarter fiscal 2011 results included a $9.8 million pre-tax restructuring charge related to process transfers and shutdown activity for a previously announced manufacturing consolidation.

Outlook for Q2, Fiscal 2011
For the second quarter of fiscal 2011, National projects revenues to be between $390 million to $415 million, or flat to a decrease of 5 percent, compared to the first quarter of fiscal 2011.

Dividend Increases to $0.10 Per Share
As announced on July 14, 2010, the Board of Directors declared an increase of National’s cash dividend to $0.10 per outstanding share of common stock from the previous dividend of $0.08 per share.  The dividend will be paid on Oct. 12, 2010 to shareholders of record at the close of business on Sept. 20, 2010.

Special Note
This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.  Potential risks and uncertainties include, but are not restricted to, such factors as

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new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the company's annual report on Form 10-K for the fiscal year ended May 30, 2010 under the captions “Outlook,” “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein.

About National Semiconductor
National Semiconductor is a leader in power management technology. Known for its easy-to-use analog integrated circuits and world-class supply chain, National’s high-performance analog products enable its customers’ systems to be more energy efficient. Headquartered in Santa Clara, Calif., National reported sales of $1.42 billion for fiscal 2010. Additional information is available at www.national.com.

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except per share amounts)
	Q1 FY11	Q4 FY10	Q1 FY10
	Three Months Ended
	Aug. 29, 2010	May 30, 2010	Aug. 30, 2009

Net sales	$412.0	$398.5	$314.4
Cost of sales	120.0	124.2	122.2
Gross margin	292.0	274.3	192.2

Research and development	71.3	70.2	65.3
Selling, general and administrative	70.0	81.3	73.0
Severance and restructuring expenses	9.8	7.3	5.7
Other operating expense (income), net	0.1	(0.1)	(2.0)

Operating expenses	151.2	158.7	142.0

Operating income	140.8	115.6	50.2

Interest income	0.6	0.5	0.5
Interest expense	(13.0)	(14.8)	(15.7)
Other non-operating (expense) income, net	(2.4)	(4.8)	3.3

Income before taxes	126.0	96.5	38.3
Income tax expense	37.2	17.3	8.5
Net income	$88.8	$79.2	$29.8

Earnings per share:
Basic	$0.37	$0.33	$0.13
Diluted	$0.36	$0.33	$0.13

Selected income statement ratios as a percentage of sales:

Gross margin	70.9%	68.8%	61.1%
Research and development	17.3%	17.6%	20.8%
Selling, general and administrative	17.0%	20.4%	23.2%
Net income	21.6%	19.9%	9.5%

Effective tax rate	29.5%	17.9%	22.2%

Percentage change in selected items: Increase	Q1 FY11 vs Q4 FY10	Q1 FY11 vs Q1 FY10

Net sales	3.4%	31.0%
Net income	12.1%	198.0%
Diluted earnings per share	9.1%	176.9%

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)
	Aug. 29 2010	May 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$778.7	$1,027.0
Receivables	114.2	98.2
Inventories	126.7	118.6
Deferred tax assets	69.7	70.3
Other current assets	150.5	156.8

Total current assets	1,239.8	1,470.9

Net property, plant and equipment	401.9	390.1
Goodwill	68.3	66.1
Deferred tax assets, net	244.4	245.5
Other assets	114.3	102.2
Total assets	$2,068.7	$2,274.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$27.7	$276.5
Accounts payable	56.5	49.8
Accrued expenses	146.0	204.5
Income taxes payable	33.3	17.6

Total current liabilities	263.5	548.4

Long-term debt	1,013.6	1,001.0
Long-term income taxes payable	179.9	175.3
Other non-current liabilities	127.7	124.2

Total liabilities	1,584.7	1,848.9

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	119.8	119.5
Additional paid-in-capital	200.9	188.3
Retained earnings	296.0	250.3
Accumulated other comprehensive loss	(132.7)	(132.2)

Total shareholders’ equity	484.0	425.9
Total liabilities and shareholders’ equity	$2,068.7	$2,274.8

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)
	Three Months Ended
	Aug. 29, 2010	Aug. 30, 2009
Cash flows from operating activities:
Net income	$88.8	$29.8
Adjustments to reconcile net income with net cash provided by operating activities:
Depreciation and amortization	19.5	24.3
Share-based compensation	13.5	13.8
Excess tax benefit from share-based payment arrangements	(0.4)	(0.1)
Tax expense associated with stock options	(4.7)	(2.5)
Gain on investments	-	(3.3)
Non-cash restructuring recovery	-	(0.1)
(Gain) loss on disposal of equipment	(1.4)	0.7
Impairment of equipment and other assets	3.2	-
Other, net	3.8	1.7
Changes in certain assets and liabilities, net:
Receivables	(16.0)	(14.4)
Inventories	(7.7)	11.1
Other current assets	(2.8)	(8.0)
Accounts payable and accrued expenses	(75.6)	(10.9)
Current and deferred income taxes	21.7	(18.8)
Other non-current liabilities	3.3	8.3
Net cash provided by operating activities	45.2	31.6
Cash flows from investing activities:
Purchase of property, plant and equipment	(23.4)	(5.9)
Proceeds from sale of property, plant and equipment	4.1	-
Business acquisition, net of cash acquired	(4.1)	-
Funding of benefit plan	(2.6)	(0.5)
Redemption and net realized gains/losses of benefit plan	0.4	1.4
Other, net	-	(0.2)
Net cash used in investing activities	(25.6)	(5.2)
Cash flows from financing activities:
Repayment of bank borrowing	(250.0)	(15.6)
Payment on software license obligations	(3.2)	(3.2)
Excess tax benefit from share-based payment arrangements	0.4	0.1
Minimum tax withholding paid on behalf of employees for net share settlements	(0.1)	(1.4)
Issuance of common stock	4.1	46.2
Cash dividends declared and paid	(19.1)	(18.7)
Net cash (used in) provided by financing activities	(267.9)	7.4
Net change in cash and cash equivalents	(248.3)	33.8
Cash and cash equivalents at beginning of period	1,027.0	700.3
Cash and cash equivalents at end of period	$778.7	$734.1

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PART I.  FINANCIAL INFORMATION

EARNINGS PER SHARE (Unaudited)
(In millions, except per share amounts)
	Q1 FY11	Q4 FY10	Q1 FY10
	Three Months Ended
	Aug. 29, 2010	May 30, 2010	Aug. 30, 2009

Net income used in basic and diluted
earnings per share calculation	$88.8	$79.2	$29.8

Earnings per share:
Basic	$0.37	$0.33	$0.13
Diluted	$0.36	$0.33	$0.13

Weighted-average shares outstanding:
Basic	238.8	238.0	233.6
Diluted	244.6	243.6	237.9

OTHER FINANCIAL STATEMENT DETAIL
(In millions)

	Q1 FY11	Q4 FY10	Q1 FY10
	Three Months Ended
	Aug. 29, 2010	May 30, 2010	Aug. 30, 2009

Other operating expense (income), net:
Net intellectual property income	$-	$(0.3)	$-
Litigation settlement	-	0.2	(2.0)
Other	0.1	-	-
Total other operating expense (income), net	$0.1	$(0.1)	$(2.0)

Other non-operating (expense) income, net:
(Loss) gain on investments	$-	$(0.5)	$3.3
Loss on extinguishment of debt	-	(2.1)
Net loss on derivative instrument in fair
value hedge	(2.4)	(2.2)	-
Total other non-operating (expense) income, net	$(2.4)	$(4.8)	$3.3

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